As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Washington	56-2392007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coastal Financial Corporation 2018 Omnibus Incentive Plan, as amended

(Full title of the plan)

Eric M. Sprink

President and Chief Executive Officer

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel G. Edwards Executive Vice President and Chief Financial Officer Coastal Financial Corporation 5415 Evergreen Way Everett, Washington 98203 (425) 257-9000	Frank M. Conner III Christopher DeCresce Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock no par value	600,000	$30.64	$18,384,000	$2,005.69

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock, as reported on The Nasdaq Global Select Market on May 26, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Coastal Financial Corporation (“Coastal” or the “Company”) for the purpose of registering additional shares of its shares of Common Stock, no par value per share (the “Common Stock”), under the Coastal Financial Corporation 2018 Omnibus Incentive Plan, as amended by the First Amendment thereto (the “Incentive Plan”).

On March 22, 2021, the board of directors of Coastal approved the First Amendment, which amends the Coastal Financial Corporation 2018 Omnibus Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 1,100,000, which was approved by the shareholders of Coastal on May 24, 2021. The First Amendment is incorporated by reference as Exhibit 4.3 to this Registration Statement. Of the 1,100,000 shares of Common Stock currently authorized by the Incentive Plan, 500,000 were registered pursuant to Coastal’s Registration Statement on Form S-8 (File No. 333-226318), which was filed on July 24, 2018 (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Coastal with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:

(a)	Coastal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 12, 2021;
(b)	Coastal’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 7, 2021;
(c)	Coastal’s Current Reports on Form 8-K, filed on March 23, 2021 and May 26, 2021; and
(d)	The description of Coastal’s Common Stock contained in Coastal’s Registration Statement on Form S-3 filed on April 13, 2021, set forth under the heading “Description of Common Stock,” as updated and amended from time to time.

All reports and other documents subsequently filed by Coastal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Coastal Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Coastal Financial Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

3.3	Amended and Restated Bylaws of Coastal Financial Corporation (incorporated by reference to Exhibit 3.3 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

4.1	Form of Common Stock Certificate of Coastal Financial Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

4.2	Coastal Financial Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

4.3	First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38589), filed with the SEC on April 9, 2021).

5.1*	Opinion of Adams & Duncan, Inc., P.S.

23.1*	Consent of Adams & Duncan, Inc., P.S. (included in Exhibit 5.1).

23.2*	Consent of Moss Adams LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on May 28, 2021.

COASTAL FINANCIAL CORPORATION

By:	/s/ Eric M. Sprink
Eric M. Sprink
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Coastal Financial Corporation (the “Registrant”) hereby severally constitute and appoint Eric M. Sprink and Joel G. Edwards with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Eric M. Sprink and Joel G. Edwards may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 of the Registrant, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Eric M. Sprink and Joel G. Edwards shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric M. Sprink	President and Chief Executive Officer
Eric M. Sprink	(Principal Executive Officer and Director)	May 28, 2021

/s/ Joel G. Edwards	Executive Vice President and Chief Financial Officer
Joel G. Edwards	(Principal Financial and Accounting Officer)	May 28, 2021

/s/ Christopher D. Adams	Chairman of the Board	May 28, 2021
Christopher D. Adams

/s/ Andrew P. Skotdal	Vice Chairman of the Board	May 28, 2021
Andrew P. Skotdal

/s/ Rilla Delorier	Director	May 28, 2021
Rilla Delorier

/s/ Steven D. Hovde	Director	May 28, 2021
Steven D. Hovde

/s/ Stephan Klee	Director	May 28, 2021
Stephan Klee

/s/ Thomas D. Lane	Director	May 28, 2021
Thomas D. Lane

/s/ Sadhana Akella-Mishra	Director	May 28, 2021
Sadhana Akella-Mishra

/s/ Gregory A. Tisdel	Director	May 28, 2021
Gregory A. Tisdel

/s/ Pamela Unger	Director	May 28, 2021
Pamela Unger